Exhibit 99.1

WELCOME TO OUR 2010 ANNUAL SHAREHOLDER MEETING MISSION STATEMENT

TO BE THE BEST RETAIL AND E-TAIL DISTRIBUTION COMPANY IN NORTH AMERICA MISSION STATEMENT We will deliver the best in class sales and distribution services to North American retailers and their suppliers across the full product life cycle from licensing and production through distribution and sales to value added services with superior systems and e-commerce support.

MARKETING STATEMENT CONNECTING STRONG BRANDS WITH SMART LOGISTICS IT'S IN OUR DNA! Cradle to grave services with go-to-market strategies for all stages of a vendor's needs & product life cycle. End-to-end distribution, e-commerce support, sales, marketing and value added services. A knowledgeable, proven partner to help North American retailers and their suppliers pick, pack, ship and sell more profitably.

GREAT BALANCE SHEET IMPROVEMENT FY 2006 FY 2007 FY 2008 FY 2009 FY 2010 Total Debt 81 54 41 24 6 NET DEBT WE REDUCED OUR DEBT FROM $80 PLUS MILLION TO APPROXIMATELY $6 MILLION OVER THE LAST 5 YEARS!

CONSISTENT PROFITABILITY - ADJUSTED EBITDA FY2010 WAS ANOTHER SOLID YEAR FOR THE COMPANY

FY 2011 GUIDANCE SALES GUIDANCE DOES NOT INCLUDE FUNIMATION'S RESULTS EBITDA CASH FLOW $480 - $520 M $18 - $21 M POSITIVE

STRATEGIC INITIATIVE UPDATE SELLING OUR FUNIMATION DIVISION

THANK YOU FOR ALL OF YOUR SUPPORT!